SUBSIDIARIES OF THE REGISTRANT


          Atrium Nursing Home, Inc.                      Florida
          Brent-Lox Hall Nursing Home, Inc.              Virginia
          Capitol Care Management Company, Inc.          Georgia
          Crescent Medical Services, Inc.                Georgia
          Encore Retirement Partners, Ltd.               New York
          F & L Associates, Inc.                         Virginia
          Gardendale Health Care Center, Inc.            Georgia
          Lake Forest Healthcare Center, Inc.            Georgia
          Lake Health Care Center, Inc.                  Georgia
          Libbie Rehabilitation Center, Inc.             Virginia
          Mid-Florida, Inc.                              Georgia
          Phoenix Associates, Inc.                       Virginia
          Pro-Scription, Inc.                            Georgia
          Quality N.H.F. Leasing, Inc.                   Georgia
          Retirecare, Inc.                               Colorado
          Retirement Management Corp.                    Georgia
          Riviera Retirement, Inc.                       Georgia
          Roberta Health Care Center, Inc.               Georgia
          Sea Side Retirement, Inc.                      Georgia
          Southside Health Care Center, Inc.             Georgia
          Statesboro Health Care Center, Inc.            Georgia
          Summers Landing, Inc.                          Georgia
          Sun Coast Retirement, Inc.                     Georgia
          The Atrium of Jacksonville, Ltd.               Florida
          West Tennessee, Inc.                           Georgia
          Willow Way, Inc.                               Georgia
          Woodbury Health Care Center, Inc.              Georgia

          Contour Medical, Inc.                          Nevada
          Contour Fabricators, Inc.                      Michigan
          Contour Fabricators of Florida, Inc.           Florida
          AmeriDyne Corporation                          Tennessee
          Atlantic Medical Supply Company, Inc.          Georgia
          Americare Health Services Corp.                Delaware
          Facility Supply, Inc.                          Florida
          Gerimed, Inc.                                  Florida
          Florida ACLF, Inc.                             Florida